UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1144 15th Street, Suite 2500, Denver, CO	80202-2686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock $0.01 Par Value	RGLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On May 26, 2023, Royal Gold, Inc. (the “Company” or “Royal Gold”) filed a Current Report on Form 8 K (the “Original Form 8- K”) to disclose, among other things, that (1) Mark Isto, Executive Vice President and Chief Operating Officer of Royal Gold Corporation ( a wholly owned subsidiary of the Company), had provided his notice of retirement and resignation to become effective on a date to be determined between September 1, 2023, and December 31, 2023; (2) Martin Raffield, the Company’s Vice President, Operations, would be assuming Mr. Isto’s responsibilities; and (3) the Company held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on May 25, 2023, and that stockholders voted on, and approved, a number of proposals, including an advisory vote on the frequency of the advisory vote on executive compensation.

This Amendment No. 1 amends the Original Form 8-K to disclose (1) the definitive date for Mr. Isto’s retirement; (2) changes to the compensation for Dr. Raffield to be awarded when he transitions to principal operating officer upon Mr. Isto’s retirement; and (3) the determination by the Company’s Board of Directors (the “Board”) to continue to hold annual stockholder advisory votes on executive compensation. The disclosure included in the Original Form 8-K otherwise remains unchanged.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 24, 2023, Mark Isto, Executive Vice President and Chief Operating Officer of Royal Gold Corporation, provided his notice of retirement and resignation to become effective on a date to be determined between September 1, 2023, and December 31, 2023. On August 22, 2023, the Board accepted Mr. Isto’s resignation and termination of employment effective September 14, 2023. Mr. Isto’s retirement and resignation are not related to any disagreement with the Company on any matter relating to the Company's operations, policies, or practices.

Also on August 22, 2023, and the Board appointed Dr. Martin Raffield, the Company’s Vice President, Operations, to assume Mr. Isto’s responsibilities as the principal operating officer of the Company, effective September 14, 2023.

Dr. Raffield, age 55, has over 30 years of underground and open pit mining experience in operation, corporate, construction and consulting roles in North and South America, Africa and Europe. Dr. Raffield joined Royal Gold in January 2022 and has served as Royal Gold’s Vice President, Operations. Prior to joining Royal Gold, Dr. Raffield operated an independent consulting company during 2021. From November 2019 to September 2020, he was the Executive Vice President and Chief Operating Officer of Harte Gold Corp. Dr. Raffield served Golden Star Resources as Executive Vice President and Chief Technical Officer in 2019 and Senior Vice President, Project Development and Technical Services from 2011 to 2018. From 2007 to 2010 he was engaged by SRK Consulting (USA) as a Principal Consultant and Practice Leader. Prior to 2007 he held various operational positions in Canada and South Africa with Breakwater Resources, Placer Dome, and Johannesburg Consolidated Investments, including Mining Manager at Myra Falls Mine, Mine Superintendent and Chief Engineer at Campbell Mine and Manager Rock Engineering at South Deep Mine.

On August 22, 2023, the Compensation, Nominating, and Governance Committee of the Board approved an increase in Dr. Raffield’s base salary to $415,000 and an additional $41,000 of long-term equity incentive compensation, of which $20,500 will be in the form of a restricted stock award (which will vest ratably over three years commencing on September 14, 2024) and $20,500 will be in the form of a performance stock award (with performance measured over the three-year period from January 1, 2023, through December 31, 2025), with the number of shares for each award to be determined based on the volume-weighted average price for the 30-trading day period ending September 13, 2023.

There are no other arrangements or understandings between Dr. Raffield and any other persons pursuant to which he was appointed to his position as described above. Dr. Raffield does not have family relationships with any member of the Board of Directors or any executive officer of the Company and has not been a participant or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Item 5.07.Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 25, 2023. Stockholders voted on, and approved, by a nonbinding advisory vote, a proposal that an advisory vote on the compensation of named executive officers be held every year. The voting results on the proposal were as follows:

Every Year	Two Years	Three Years	Abstain
52,834,838	78,742	624,466	69,154

In line with the advisory vote of the Company’s stockholders, the Board determined on August 22, 2023, that the Company will continue to hold an advisory vote on executive compensation once every year until the next required advisory vote on the frequency of the stockholder advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feb
Royal Gold, Inc.

Dated: August 28, 2023	By:	/s/ Laura B. Gill
		Name:	Laura B. Gill
		Title:	Vice President, Corporate Secretary and Chief Compliance Officer

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